                                                                   EXHIBIT 10.15


                        [SILICON VALLEY BANK LETTERHEAD]




July 20, 1998



Kathy Kobayashi
Manager, Treasury & Tax
REMEDY CORPORATION
1505 Salado Drive
Mountain View, CA 94043

Dear Kathy:

Silicon Valley Bank ("Bank") is pleased to outline the terms for renewal of the Company's existing credit facility in the principal amount of $15,000,000 ("Credit Facility", "Loan") to provide Remedy Corporation ("Borrower") with working capital financing under the terms and conditions in this expression of interest letter. The following, however, is a summary of the basic business points of the Credit Facility under discussion:


CREDIT FACILITY:      $15,000,000 unsecured working capital facility.

PURPOSE:              Finance the working capital needs of the Borrower.

EXPIRATION:           June 15, 1999.

SECURITY:             Unsecured. Bank to continue to require a
                      non-hypothecation agreement in support of credit facility. Agreement shall provide that Borrower acknowledge and agree not to sell, transfer, assign, mortgage, pledge, lease, encumber, or grant a security interest in the corporate assets of Remedy Corporation without Lender's prior written consent.

BORROWING
BASE FORMULA:         None.

INTEREST REPAYMENT:   Monthly.

PRINCIPAL REPAYMENT:  Maturity.

PRICING:              Interest Rate:  Borrower's choice of:
                            1.  Bank's Prime Rate of Lending; or
                            2.  LIBOR plus 2.50% for 30, 60, or 90 days.

                      Interest shall be calculated on a 360 day basis.

LOAN FEE:             None, with the general understanding that Borrower
                      will maintain minimum account balances in Silicon
                      Valley Bank Money Market account of $8,000,000.

                                 (Member FDIC)

Kathy Kobayashi
REMEDY CORPORATION
7/31/98
Page 2


TERMS AND CONDITIONS OF CREDIT AGREEMENT


This Facility will be governed by a Credit Agreement, which will include, but is not limited to, the following terms and conditions:


CONDITIONS
PRECEDENT:        The following shall be satisfied by Borrower prior
                  to closing and shall be conditions precedent to bank's obligation to fund the Loan.
                  1.  After due diligence inquiry conducted by the Bank, there shall be no discovery of any facts or circumstances which would negatively affect or tend to negatively affect, in the Bank's sole discretion, collect ability of the Loan against Borrower.
                  2.  Completion of documentation satisfactory to Bank.

AFFIRMATIVE
 COVENANTS:       1.  Quarterly prepared 10Q financial statements received
                      within 45 days of quarter end.
                  2.  Annual CPA audited financial statements and 10K report received within ninety (90) days after fiscal year end.

NEGATIVE
COVENANTS:        Standard, including but not limited to, prohibitions against the Borrower from performing the following without Bank's consent;
                  1.  Pledge or other encumber its assets other than to Bank;
                  2.  Enter into additional direct borrowings or guarantees;
                  3.  To the extent that Borrowings exist under the subject
                      facility, Borrower will be prohibited from entering into mergers and/or acquisitions affecting greater than 25% of Company's Tangible Net Worth, as determined by the company's financial statement accounts, without the Bank's prior written consent

FINANCIAL
COVENANTS:        Borrower will be required to maintain certain reasonable
                  financial covenants on a Quarterly basis to include the following:

                  o QUARTERLY PROFITABILITY (Borrower allowed one quarterly loss not to exceed $5,000,000).
                  o  ADJUSTED QUICK RATIO OF 2.00:1.00.

EXPENSES:         Borrower agrees to pay all reasonable out of pocket costs, fees and expenses incurred by the Bank in the initiation of the facility.

If the proposed terms are acceptable, we can proceed with our due diligence and seek final credit approval from our Internal Loan Committee. On behalf of the Bank, we are delighted to make this proposal to you and look forward to this opportunity to continue our long standing working relationship with your company.


Very Truly yours,


SILICON VALLEY BANK

John D. China                             Colleen Atkinson
Vice President                            Senior Vice President

                         CORPORATE BORROWING RESOLUTION



Borrower:      Remedy Corp.             Bank:     Silicon Valley Bank
               1505 Salado Drive                  1731 Embarcadero, Ste. 220
               Mountain View, CA 94043            Palo Alto, CA 94303

I, THE UNDERSIGNED SECRETARY OR ASSISTANT SECRETARY OF REMEDY CORP. ("BORROWER"), HEREBY CERTIFY that Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that at a meeting of the Directors of Borrower (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of Borrower, whose actual signatures are shown below:


  NAMES                        POSITIONS                ACTUAL SIGNATURES
  -----                        ---------                -----------------
Ron J. Fior                    VP and CFO               /s/ RON J. FIOR





acting for and on behalf of Borrower and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

     EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the Loan documents of Borrower, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

     GRANT SECURITY. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank.

     NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     LETTERS OF CREDIT. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

     FOREIGN EXCHANGE CONTRACTS. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

     ISSUE WARRANTS. To issue warrants to purchase Borrower's capital stock, for such class, series and number and on such terms, as an officer of Borrower shall deem appropriate.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, an in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal offices of the Borrower and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Borrower; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on September 15, 1998 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

x     [SIG]
--------------------------------
Secretary or Assistant Secretary


x /s/ LAURENCE GARLICK
--------------------------------
      Laurence Garlick

*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

================================================================================

                      AMENDED AND RESTATED LOAN AGREEMENT
                                  REMEDY CORP.

================================================================================

                               TABLE OF CONTENTS



                                                                           PAGE
                                                                           ----

1    ACCOUNTING AND OTHER TERMS..........................................    4

2    LOAN AND TERMS OF PAYMENT...........................................    4
     2.1  Credit Extensions..............................................    4
     2.2  Overadvances...................................................    6
     2.3  Interest Rate, Payments........................................    6
     2.4  Fees...........................................................    6

3    CONDITIONS OF LOANS.................................................    6
     3.1  Conditions Precedent to Initial Credit Extension...............    6
     3.2  Conditions Precedent to all Credit Extensions..................    6

4    REPRESENTATIONS AND WARRANTIES......................................    7
     4.1  Due Organization and Authorization.............................    7
     4.2  Litigation.....................................................    7
     4.3  No Material Adverse Change in Financial Statements.............    7
     4.4  Solvency.......................................................    7
     4.5  Regulatory Compliance..........................................    7
     4.6  Subsidiaries...................................................    8
     4.7  Full Disclosure................................................    8

5    AFFIRMATIVE COVENANTS...............................................    8
     5.1  Government Compliance..........................................    8
     5.2  Financial Statements, Reports, Certificates....................    8
     5.3  Taxes..........................................................    8
     5.4  Insurance......................................................    8
     5.5  Primary Accounts...............................................    8
     5.6  Financial Covenants............................................    8

6    NEGATIVE COVENANTS..................................................    9
     6.1  Dispositions...................................................    9
     6.2  Changes in Business, Ownership, Management or
            Business Locations...........................................    9
     6.3  Mergers or Acquisitions........................................    9
     6.4  Indebtedness...................................................    9
     6.5  Encumbrance....................................................    9
     6.6  Distributions; Investments.....................................    9
     6.7  Transactions with Affiliates...................................   10
     6.8  Subordinated Debt..............................................   10
     6.9  Compliance.....................................................   10

7    EVENTS OF DEFAULT...................................................   10
     7.1  Payment Default................................................   10
     7.2  Covenant Default...............................................   10
     7.3  Material Adverse Change........................................   10
     7.4  Attachment.....................................................   10
     7.5  Insolvency.....................................................   11
     7.6  Other Agreements...............................................   11
     7.7  Judgments......................................................   11
     7.8  Misrepresentations.............................................   11


8     BANK'S RIGHTS AND REMEDIES ........................................... 11
            8.1   Rights and Remedies ...................................... 11
            8.2   Remedies Cumulative ...................................... 11
            8.3   Demand Waiver ............................................ 11

9     NOTICES .............................................................. 12

10    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER ........................... 12

11    GENERAL PROVISIONS ................................................... 12
            11.1  Successors and Assigns ................................... 12
            11.2  Indemnification .......................................... 12
            11.3  Time of Essence .......................................... 12
            11.4  Severability of Provision ................................ 12
            11.5  Amendments in Writing, Integration ....................... 12
            11.6  Counterparts ............................................. 13
            11.7  Survival ................................................. 13
            11.8  Confidentiality .......................................... 13
            11.9  Effect of Amendment and Restatement ...................... 13
            11.10 Attorney's Fees. Costs and Expenses ...................... 13

12    DEFINITIONS .......................................................... 13
            12.1  Definitions .............................................. 13



       THIS AMENDED AND RESTATED LOAN AGREEMENT dated July 30, 1998, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 1731 Embarcadero, Ste. 220, Palo Alto, California 94303 and REMEDY CORP. ("Borrower"), whose address is 1505 Salado Drive, Mountain View, California 94043.

                                    RECITALS

       A. Bank and Borrower are parties to that certain Amended and Restated Promissory Note, Amended and Restated Business Loan Agreement, and Amended and Restated Commercial Security Agreement, each dated June 15, 1997, as amended (collectively, the "Original Agreement").

       B. Borrower and Bank desire in this Agreement to set forth their agreement with respect to a working capital loan and to amend and restate in its entirety without novation the Original Agreement in accordance with the provisions herein.

                                   AGREEMENT

       The parties agree as follows:

1      ACCOUNTING AND OTHER TERMS

       Accounting terms not defined in this Agreement will be construed following GAAP Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2      LOAN AND TERMS OF PAYMENT

2.1    CREDIT EXTENSIONS.

       Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1  REVOLVING ADVANCES.

       (a) Bank will make Advances not exceeding (i) the Committed Revolving Line, minus (ii) the Cash Management Services Sublimit, minus (iii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (iv) the Foreign Exchange Reserve. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

       (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit A. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to reliance.

       (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances and other amounts due under this Agreement are immediately payable.

2.1.2     Letters of Credit.

          Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the Committed Revolving Line minus (ii) the outstanding principal balance of the Advances minus the Cash Management Sublimit, minus the Foreign Exchange Reserve; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $15,000,000. Each
Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank.

2.1.3     Foreign Exchange Contract; Foreign Exchange Settlements.

          Borrower may enter foreign exchange contracts (the "Exchange Contracts") not exceeding an aggregate amount of $15,000,000 (the "Contract Limit"), under which Bank will sell to or purchase from Borrower foreign currency on a spot or future basis. Borrower may not request any Exchange Contracts if it is out of compliance with any provision of this Agreement. Exchange Contracts must provide for delivery of settlement on or before the Revolving Maturity Date. The amount available under the Committed Revolving Line is reduced by the following (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days after the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts.

          Bank may terminate the Exchange Contracts if (a) an Event or Default occurs or (b) there is not sufficient availability under the Committed Revolving Line and Borrower does not have available funds in its deposit account for the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, Borrower will reimburse Bank for all fees, costs and expenses in connection with the Exchange Contracts.

          Borrower may not permit the total of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $15,000,000 (the "Settlement Limit") nor may Borrower permit the total of all Exchange Contracts outstanding at any one time, to exceed the Contract Limit. However, the amount which may be settled in any 2 business day period may be increased above the Settlement Limit up to, but not above the Contract Limit if:

          (i) there is sufficient availability under the Committed Revolving Line in the amount of the Foreign Exchange Reserve for each Determination Date, provided that Bank in advance shall reserve the full amount of the Foreign Exchange Reserve against the Committed Revolving Line; or

          (ii) there is insufficient availability under the Committed Revolving Line for settlements within any 2 business day period, but Bank: (A) verifies good funds overseas before crediting Borrower's deposit account (if Borrower sells foreign currency); or (B) debits Borrower's deposit account before delivering foreign currency overseas (if Borrower purchases foreign currency).

          If Borrower purchases foreign currency, Borrower in advance must instruct Bank either to treat the settlement as an advance under the Committed Revolving Line, or to debit Borrower's account for the amount settled.

          Borrower will execute all Bank's standard applications and agreements in connection with the Exchange Contracts and pay all Bank's standard fees and charges.

          Borrower will indemnify Bank and hold it harmless from all claims, liabilities, demands, obligations, actions, costs and expenses (including reasonable attorneys' fees) which it incurs arising out of or in any way relating to any of the Exchange Contracts or any contemplated transactions.

2.1.4     CASH MANAGEMENT SERVICES SUBLIMIT.

          Borrower may use up to $15,000,000 for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

2.2       OVERADVANCES.

          If Borrower's Obligations under Section 2.1.1, 2.1.2 and 2.1.3 exceed the Committed Revolving Line, Borrower must immediately pay in cash to Bank the excess.

2.3       INTEREST RATE, PAYMENTS.

          (a) Interest Rate. Advances accrue interest on the outstanding principal balance, at Borrower's option of either (a) a variable rate equal to Prime Rate, or (b) a fixed rate equal to 250 basis points above the LIBOR Rate, each as described in the LIBOR Supplement to Loan and Security Agreement, attached hereto. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. Interest is computed on a 360 day year for the actual number of days elapsed.

          (b) Payments. Interest due on the Committed Revolving Line is payable on the 14th of each month. Bank may debit any of Borrower's deposit accounts including Account Number 273205470 for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4       FEES.

          Borrower will pay:

          (a) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the date of this Agreement, are payable when due.

3         CONDITIONS OF LOANS

3.1       CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

          Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreement, documents and fees it requires.

3.2       CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

          Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

          (a) timely receipt of any Payment/Advance Form; and

        (b) the representations and warranties in Section 4 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 4 remain true.

4       REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants as follows:

4.1     DUE ORGANIZATION AND AUTHORIZATION.

        Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

        The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

4.2     LITIGATION.

        Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

4.3     NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

        All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

4.4     SOLVENCY.

        The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

4.5     REGULATORY COMPLIANCE.

        Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storage, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

4.6     SUBSIDIARIES.

        Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

4.7     FULL DISCLOSURE.

        No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

5       AFFIRMATIVE COVENANTS

        Borrower will do all of the following:

5.1     GOVERNMENT COMPLIANCE.

        Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

5.2     FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

        (a) Borrower will deliver to Bank: (i) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (ii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iii) budgets, sales projections, operating plans or other financial information Bank requests.

        (b) At such times as a Credit Extension is outstanding and prior to the initial Credit Extension, within 45 days after the last day of each quarter, Borrower will deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit B.

5.3     TAXES.

        Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

5.4     INSURANCE.

        Borrower will keep its business insured for risks and in amounts, as Bank requests.

5.5     PRIMARY ACCOUNTS.

        Borrower will maintain its primary depository and operating accounts with Bank.

5.6     FINANCIAL COVENANTS.

        Borrower will maintain as of the last day of each quarter:

                (i) QUICK RATIO (ADJUSTED). A ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 2.00 to 1.00.

                (ii) PROFITABILITY. Borrower will be profitable each quarter, except that Borrower may suffer a loss not to exceed $5,000,000 in one fiscal quarter per fiscal year.

6.      NEGATIVE COVENANTS

        Borrower will not do any of the following:

6.1     DISPOSITIONS.

        Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

6.2     CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

        Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership of greater than 25%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

6.3     MERGERS OR ACQUISITIONS.

        (i) At such times as there are outstanding Credit Extensions, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and result in a decrease of more than 25% of Tangible Net Worth; or (ii) merge or consolidate a Subsidiary into another Subsidiary or into Borrower.

6.4     INDEBTEDNESS.

        Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

6.5     ENCUMBRANCE.

        Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here.

6.6     DISTRIBUTIONS; INVESTMENTS.

        Directly or indirectly acquire or own any Person, or make any investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

6.7     TRANSACTIONS WITH AFFILIATES.

        Directly or indirectly enter or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

6.8     SUBORDINATED DEBT.

        Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

6.9     COMPLIANCE.

        Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

7.      EVENTS OF DEFAULT.

        Any one of the following is an Event of Default:

7.1     PAYMENT DEFAULT.

        If Borrower fails to pay any of the Obligations;

7.2     COVENANT DEFAULT.

        If Borrower does not perform any obligation in Section 5 or violates any covenant in Section 6 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

7.3     MATERIAL ADVERSE CHANGE.

        If the Bank determines, based upon information available to it and in the exercise of its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants set forth in Section 5 during the next succeeding financial reporting period.

7.4     ATTACHMENT.

        If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

7.5     INSOLVENCY.

        If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

7.6     OTHER AGREEMENTS.

        If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

7.7     JUDGMENTS.

        If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied or unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

7.8     MISREPRESENTATIONS.

        If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

8       BANK'S RIGHTS AND REMEDIES

8.1     RIGHTS AND REMEDIES.

        When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

        (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Bank); and

        (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

8.2     REMEDIES CUMULATIVE.

        Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

8.3     DEMAND WAIVER.

        Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9       NOTICES

        All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

10      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

        California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS, THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11      GENERAL PROVISIONS

11.1    SUCCESSORS AND ASSIGNS.

        This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

11.2    INDEMNIFICATION.

        Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses); except for losses caused by Bank's gross negligence or willful misconduct.

11.3    TIME OF ESSENCE.

        Time is of the essence for the performance of all obligations in this Agreement.

11.4    SEVERABILITY OF PROVISION.

        Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.5    AMENDMENTS IN WRITING, INTEGRATION.

        All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

11.6   COUNTERPARTS.

       This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

11.7   SURVIVAL.

       All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 11.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

11.8   CONFIDENTIALITY.

       In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

11.9   EFFECT OF AMENDMENT AND RESTATEMENT.

       This Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All credit extensions or loans outstanding under the Original Agreement are and shall continue to be outstanding under this Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

11.10  ATTORNEYS' FEES, COSTS AND EXPENSES.

       In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12     DEFINITIONS

12.1   DEFINITIONS.

       In this Agreement:

       "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "CASH MANAGEMENT SERVICES" are defined in Section 2.1.4.

     "CLOSING DATE" is the date of this Agreement.

     "COMMITTED REVOLVING LINE" is an Advance of up to $15,000,000.

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "CREDIT EXTENSION" is each Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

     "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

     "DEFERRED REVENUE" is all amounts received in advance of performance under contracts and not yet recognized as revenue.

     "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "EXCHANGE CONTRACT" is defined in Section 2.1.3.

     "GAAP" is generally accepted accounting principles.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

          "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "LETTER OF CREDIT" is defined in Section 2.

          "LIBOR RATE" is defined in that LIBOR Supplement to Loan and Security Agreement.

          "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

          "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

          "MATERIAL ADVERSE CHANGE" is defined in Section 7.3.

          "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and Exchange Contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

          "ORIGINAL AGREEMENT" has the meaning set forth in recital paragraph A.

          "PERMITTED INDEBTEDNESS" is:

          (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

          (b) Indebtedness existing on the Closing Date and shown on the Schedule;

          (c) Subordinated Debt;

          (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

          (e) Indebtedness secured by Permitted Liens.

          "PERMITTED INVESTMENTS" are:

          (a) Investments shown on the Schedule and existing on the Closing Date; and

          (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

"PERMITTED LIENS" are:

     (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

     (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

     (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a lessor, licensor or under any lease or license, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

     (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "PRIME RATE" is defined in that LIBOR Supplement to Loan and Security Agreement.

     "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

     "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

     "REVOLVING MATURITY DATE: is June 14, 1999.

     "SCHEDULE" is any attached schedule of exceptions.

     "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

     "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

BORROWER:

Remedy Corp.


By:    /s/  [SIG]
   ---------------------------------
Title: Interim VP & CFO Remedy Corp.
      ------------------------------


BANK:

SILICON VALLEY BANK


By:
   ---------------------------------
Title:
      ------------------------------

                                   EXHIBIT A

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION        DATE:
                                                  ------------------------------
FAX #: (408) 496-2426                      TIME:
                                                  ------------------------------

--------------------------------------------------------------------------------

FROM: Remedy Corp.
      --------------------------------------------------------------------------
                             CLIENT NAME (BORROWER)

REQUESTED BY:
             -------------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                      ----------------------------------------------------------

PHONE NUMBER:
             -------------------------------------------------------------------

FROM ACCOUNT #                    TO ACCOUNT #
              ------------------              ----------------------------------

REQUESTED TRANSACTION TYPE                 REQUESTED DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)               $
                                            ------------------------------------
PRINCIPAL PAYMENT (ONLY)                   $
                                            ------------------------------------
INTEREST PAYMENT (ONLY)                    $
                                            ------------------------------------
PRINCIPAL AND INTEREST (PAYMENT)           $
                                            ------------------------------------

OTHER INSTRUCTIONS:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

All Borrower's representations and warranties in the Loan and Security
Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


-------------------------------              -----------------------------------
     Authorized Requester                                  Phone #


-------------------------------              -----------------------------------
      Received By (Bank)                                   Phone #


                        -------------------------------
                          Authorized Signature (Bank)

--------------------------------------------------------------------------------

                                   EXHIBIT B
                             COMPLIANCE CERTIFICATE



TO;       SILICON VALLEY BANK
          3003 Tasman Drive
          Santa Clara, CA 95054

FROM:     REMEDY CORP.



     The undersigned authorized officer of Remedy Corp. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

     PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES"
COLUMN.

REPORTING COVENANT              REQUIRED                                COMPLIES
------------------              --------                                --------
Compliance Cert.                Quarterly within 50 days*               Yes   No
10-Q, 10-K and 8-K              Within 5 days after filing with SEC     Yes   No
*At such times as Credit Extensions exist and prior to the initial Credit Extension.

FINANCIAL COVENANT              REQUIRED           ACTUAL               COMPLIES
-------------------             --------           ------               --------
Maintain on a Quarterly Basis:

Minimum Adjusted Quick Ratio    2.00:1.00          _____:1.00            Yes  No

Profitability:                  Quarterly          $_________            Yes  No

  Losses not to exceed:         $5,000,000 in one fiscal quarter         Yes  No
                                per fiscal year.

COMMENTS REGARDING EXCEPTIONS: See Attached        -----------------------------
                                                           BANK USE ONLY
                                                   Received by:
                                                               -----------------
                                                               Authorized Signer
                                                   Date:
                                                        ------------------------

                                                   Verified:
                                                            --------------------
                                                             Authorized Signer
                                                   Date:
                                                        ------------------------
                                                   Compliance Status:     Yes No
                                                   -----------------------------

Sincerely,


Remedy Corp.


-----------------------------
SIGNATURE


-----------------------------
TITLE


-----------------------------
DATE

                LIBOR SUPPLEMENT TO LOAN AND SECURITY AGREEMENT

     This LIBOR Supplement to Loan and Security Agreement (the "Supplement") is a supplement to the Loan and Security Agreement dated July 30, 1998 (the "Loan Agreement"), between Silicon Valley Bank ("Bank") and Remedy Corp. ("Borrower"), and forms a part of and is incorporated into the Loan Agreement. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

1.   Definitions.

     "Agreement" means the Loan Agreement, as amended.

     "Interest Period" means for each LIBOR Rate Loan, a period of approximately one, two or three months as the Borrower may elect, provided that the last day of an Interest Period for a LIBOR Rate Loan shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the applicable maturity date of the Loan Agreement.

     "Interest Rate" shall mean as to: (a) Prime Rate Loans, a per annum rate equal to the Prime Rate; and (b) LIBOR Rate Loans, a rate of (i) 2.50% in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

     "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Loan, the rate of interest per annum determined by Bank to be the per annum rate of interest as which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates at 11:00 A.M. (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such loan.

     "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

     "LIBOR Rate Loans" means any Loans made or a portion thereof on which interest is payable on the LIBOR Rate in accordance with the terms hereof.

     "Prime Rate" means the variable rate of interest per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank. The interest rate applicable to the Prime Rate Loans shall change on each date there is a change in the Prime Rate.

     "Prime Rate Loan" means any Loans made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

     "Regulatory Change" means, with respect to Bank, any change on or after the date of this Loan Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Loans.

        2. Requests for Loans; Confirmation of Initial Loans. From and after the Closing Date, so long as no Event of Default occurs or has occurred under the Loan Agreement, and subject to the terms of the Loan Agreement, Borrower shall be entitled to request LIBOR Rate Loans, Each LIBOR Rate Loan shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00 a.m. (Santa Clara, California time) on the Business Day three (3) Business Days prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day; the amount of such Loan, the Interest Period for such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

        Each written request for a LIBOR Rate Loan shall be in the form of a LIBOR Rate Loan Borrowing Certificate as set forth on Exhibit A, which shall be duly executed by the Borrower.

        Each Prime Rate Loan shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00 a.m. (Santa Clara, California time) on the Business Day one (1) Business day prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day and the amount of such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

        Borrower hereby confirms its request that the Loan Agreement shall initially be funded as a Prime Rate Loan.

        3. Conversion/Continuation of Loans.

        (a) Borrower may from time to time submit in writing a request that Prime Rate Loans be converted to LIBOR Rate Loans or that any existing LIBOR Rate Loans continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Loans which will constitute LIBOR Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans. Each written request for a conversion to a LIBOR Rate Loan or a continuation of a LIBOR Rate Loan shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B, which shall be duly executed by the Borrower. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be provided that:

        (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

        (ii) no party hereto shall have sent any notice of termination of this Supplement or of the Loan Agreement.

        (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Loans;

        (iv) the amount of a LIBOR Rate Loan shall be $500,000 or such greater amount which is an integral multiple of $50,000; and

        (v) Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Loan.

        Any request by Borrower to convert Prime Rate Loans to LIBOR Rate Loans or continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Loans.

        (b) Any LIBOR Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such

LIBOR Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Loans shall, at Bank's option, convert to Prime Rate Loans in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Supplement or the Loan Agreement shall terminate, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to LIBOR Rate Loans, or the aggregate principal amount of existing LIBOR Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the "Borrowing Availability" under and as defined in the Agreement. Borrower agrees to pay to Bank, upon demand by Bank (or Bank may, at its option, charge Borrower's loan account) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

        (c) On all Loans, Interest shall be payable by Borrower to Bank monthly in arrears not later than the Twentieth (20th) day of each calendar month at the applicable Interest Rate.

        4. Additional Requirements/Provisions Regarding LIBOR Rate Loans; Etc.

        (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Loan prior to the last day of the Interest Period for such Loan, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

        (b) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Loans relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

               (i) changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Loans (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

               (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Loans or any deposits referred to in the definition of "LIBOR Base Rate"); or

               (iii) imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the date of the Loan Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this
Section 4. Determinations and allocations by Bank for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

        (c) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a Loan on the date for such borrowing specified in the relevant notice of borrowing hereunder.

        (d) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

        (e) If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Loans for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Loan, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Loans shall terminate, unless Bank and the borrower agree in writing to a different interest rate Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Loans. If it shall become unlawful for Bank to continue to fund or maintain any Loans, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Loans in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 4(a)).

                                   EXHIBIT A

                     LIBOR RATE LOAN BORROWING CERTIFICATE


     The undersigned hereby certifies as follows:

     I, _____________________, am the duly elected and acting _____________ of
Remedy Corp. ("Borrower").

     This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Loan and Security Agreement together with the Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Loan Agreement"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

     Borrower hereby requests on ____________, 19__ a LIBOR Rate Loan (the "Loan") as follows:

     (a)  The date on which the Loan is to be made is ____________, 19__.

     (b) The amount of the Loan is to be _____________ and 00/100 Dollars ($________), for an Interest Period of ___ month(s).

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

     IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned as of this _________ day of __________, 19__.


                                        Remedy Corp.


                                        By:
                                            ------------------------------

                                        Title:
                                               ---------------------------



FOR INTERNAL BANK USE ONLY

--------------------------------------------------------------------------------
  LIBOR Pricing Date     LIBOR Rate     LIBOR Rate Variance     Maturity Date
--------------------------------------------------------------------------------
                                              ___%
--------------------------------------------------------------------------------

                                   EXHIBIT B

                 LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE


     The undersigned hereby certifies as follows:

     I, _____________________, am the duly elected and acting _____________ of
Remedy Corp. ("Borrower").

     This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Loan and Security Agreement together with the Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Loan Agreement"). The terms used in this LIBOR Rate Conversion/Continuation Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

     Borrower hereby requests on ____________, 19__ a LIBOR Rate Loan (the "Loan") as follows:

     (a)  _____ (i)  A rate conversion of an existing Prime Rate Loan from a
                     Prime Rate Loan to a LIBOR Rate Loan; or

          _____ (ii) A continuation of an existing LIBOR Rate Loan as a LIBOR
                     Rate Loan;

                     [Check (i) or (ii) above]

     (b)  The date on which the Loan is to be made is ____________, 19__.

     (c) The amount of the Loan is to be _____________ ($__________), for an Interest Period of ________ month(s).

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

     IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this _________ day of __________, 19__.


                                        Remedy Corp.


                                        By:
                                            ------------------------------

                                        Title:
                                               ---------------------------



FOR INTERNAL BANK USE ONLY

--------------------------------------------------------------------------------
  LIBOR Pricing Date     LIBOR Rate     LIBOR Rate Variance     Maturity Date
--------------------------------------------------------------------------------
                                              ___%
--------------------------------------------------------------------------------

                              SILICON VALLEY BANK

                       PRO FORMA INVOICE FOR LOAN CHARGES


BORROWER:      REMEDY CORP.

LOAN OFFICER:  JOHN CHINA

DATE:          JULY 30, 1998


               CREDIT REPORT                      35.00
               DOCUMENTATION FEE                 250.00

               TOTAL FEE DUE                    $285.00
               -------------                    =======

Please indicate the method of payment:

     { } A check for the total amount is attached.

     { } Debit DDA# _______________ for the total amount.

     { } Loan proceeds

Borrower:

By: /s/   RON J. FIOR
---------------------------------------
    (Authorized Signer)


---------------------------------------
Silicon Valley Bank           (Date)
Account Officer's Signature

                           NEGATIVE PLEDGE AGREEMENT

          This Negative Pledge Agreement is made as of July 30, 1998, by and between Remedy Corp. ("Borrower") and Silicon Valley Bank ("Bank").

In connection with the Loan Agreement being concurrently executed between Borrower and Bank, Borrower agrees as follows:

          1. Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's documents, fixtures, investment property, deposit accounts, inventory, equipment, chattel paper, accounts, contract rights, general intangibles (including intellectual property), and instruments, without Bank's prior written consent, which consent shall not be unreasonably withheld.

          2. It shall be an event of default under the Existing Loan Documents and under any of the related documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

BORROWER:

Remedy Corp.

By: /s/ RON J. FIOR
    -------------------

Name: Ron J. Fior
     ------------------

Title: INTERIM VP & CFO
      -----------------


BANK:

SILICON VALLEY BANK

By:
   --------------------

Name:
     ------------------

Title:
      -----------------